Exhibit 99.1

Release:	4:05 P.M. October 20, 2026

212-365-6721

IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports Third Quarter 2026 Results

Net Interest Margin Expansion to 4.36%

Diluted EPS of $2.58

Financial Highlights

●Diluted earnings per share was $2.58 for the third quarter of 2026, compared to $1.54 for the prior linked quarter and $0.67 for the prior year period.
●Net interest income for the third quarter of 2026 was $97.6 million, an increase of $7.2 million, or 7.9%, compared to the prior linked quarter and an increase of $20.3 million, or 26.3%, compared to the prior year period.
●The net interest margin for the third quarter of 2026 was 4.36%, an increase of 28 basis points compared to the prior linked quarter and an increase of 48 basis points compared to the prior year period.
●Annualized return on average equity of 13.1% and annualized return on average tangible common equity1 of 13.2% for the third quarter of 2026.
●In support of the Company’s focus on delivering strong shareholder returns, on October 19, 2026, the board of directors declared a quarterly cash dividend of $0.40 per share on the Company’s common stock.
●Total loans at September 30, 2026 were $7.5 billion, an increase of $205.0 million, or 2.8%, from June 30, 2026 and an increase of $723.6 million, or 10.6%, from December 31, 2025.
●Total deposits at September 30, 2026 were $8.3 billion, an increase of $589.1 million, or 7.6%, from June 30, 2026 and an increase of $943.4 million, or 12.8%, from December 31, 2025.
●At September 30, 2026, the Company and Bank displayed strong total risk-based capital ratios of 13.9% and 13.5%, respectively, well above regulatory minimums. The Bank remains “well capitalized” under all applicable regulatory guidelines.

1 Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

NEW YORK, October 20, 2026 ‒ Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported net income of $32.4 million, or $2.58 per diluted common share, for the third quarter of 2026 compared to $19.2 million, or $1.54 per diluted common share, for the second quarter of 2026 and $7.1 million, or $0.67 per diluted common share, for the third quarter of 2025.

Mark DeFazio, President and Chief Executive Officer, commented,

“Our third-quarter performance reflects strong execution across the franchise, with disciplined loan and deposit growth, lower funding costs and continued net interest margin expansion driving meaningful earnings growth. We remain well capitalized, with robust liquidity, and the increase in our quarterly dividend reflects our confidence in the Company’s performance and long-term outlook.”

Balance Sheet

Total loans, net of deferred fees and unamortized costs, were $7.5 billion at September 30, 2026, an increase of $205.0 million, or 2.8%, from June 30, 2026, and an increase of $752.2 million, or 11.1%, from September 30, 2025. The increase in total loans from June 30, 2026 was due primarily to an increase of $164.5 million in commercial real estate (“CRE”) loans (including owner-occupied), an increase of $24.3 million in commercial and industrial (“C&I”) loans and an increase of $19.7 million in construction loans. The increase in total loans from September 30, 2025 was due primarily to an increase of $859.3 million in CRE loans (including owner-occupied), partially offset by a decrease of $97.3 million in C&I loans and a decrease of $8.0 million in construction loans.

Total securities were $1.5 billion at September 30, 2026, an increase of $399.5 million, or 36.7%, from June 30, 2026, and an increase of $553.5 million, or 59.2%, from September 30, 2025. The increase in securities from June 30, 2026 was due primarily to the deployment of excess cash into short-term securities.

Total deposits were $8.3 billion at September 30, 2026, an increase of $589.1 million, or 7.6%, from June 30, 2026, and an increase of $1.2 billion, or 17.6%, from September 30, 2025. The increase in deposits from June 30, 2026 and September 30, 2025 was primarily driven by the Bank’s EB-5 (Immigrant Investor Program), Home Owners Association banking and retail deposit verticals.

The Bank’s liquidity position remains robust. At September 30, 2026, cash on deposit with the Federal Reserve Bank of New York and available secured funding capacity totaled $4.2 billion, which represented 185% of our estimated uninsured deposits. Total cash and cash equivalents were $247.0 million at September 30, 2026.

The Company and Bank have total risk-based capital ratios well above regulatory minimums. The Bank is “well capitalized” under all applicable regulatory guidelines. Total non-owner-occupied CRE loans were 301.1% of total risk-based capital at September 30, 2026, compared to 304.1% and 376.3% at June 30, 2026 and September 30, 2025, respectively. The CRE loan concentration ratio declined from September 30, 2025 primarily owing to the increase in the Bank’s total capital as a result of the completion of the Company’s follow-on public equity offering of common stock in the first quarter of 2026.

Income Statement

Financial Highlights

	Three months ended			Nine months ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands, except per share data)	2026	2026	2025	2026	2025
Total revenues(1)	$100,563	$93,010	$79,838	$282,063	$226,698
Net income (loss)	$32,437	$19,223	$7,119	$83,086	$42,240
Diluted earnings (loss) per common share	$2.58	$1.54	$0.67	6.91	3.89
Return on average assets(2)	1.43%	0.86%	0.35%	1.26%	0.73%
Return on average equity(2)	13.1%	8.0%	3.9%	12.0%	7.7%
Return on average tangible common equity(2), (3)	13.2%	8.1%	3.9%	12.1%	7.8%

(1)	Total revenues equal net interest income plus non-interest income.
(2)	Ratios are annualized.
(3)	Determined by dividing net income by average tangible common equity. Return on average tangible common equity is a Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

Net Interest Income

Net interest income for the third quarter of 2026 was $97.6 million compared to $90.4 million for the prior linked quarter and $77.3 million for the prior year period. The $7.2 million increase from the prior linked quarter was primarily due to an increase in the average balance of loans and, to a lesser extent, securities, a decrease in the average balance of interest-bearing deposits and a decrease in the total cost of funds, partially offset by a decrease in overnight deposits. The $20.3 million increase from the prior year period was primarily due to an increase in the average balance of loans and overnight deposits and a decrease in the cost of funds, partially offset by an increase in the average balance of interest-bearing deposits.

Net Interest Margin

Net interest margin for the third quarter of 2026 was 4.36% compared to 4.08% and 3.88% for the prior linked quarter and prior year period, respectively. The 28 basis point increase from the prior linked quarter and the 48 basis point increase from the prior year period were driven largely by an increase in yields on the average balance of loans and securities, in combination with elevated prepayment penalties and deferred fee recognition as a result of an increased level of loan payoffs, as well as a decrease in the cost of funds.

The total cost of funds for the third quarter of 2026 was 250 basis points compared to 257 basis points and 305 basis points for the prior linked quarter and prior year period, respectively. The decrease from the prior linked quarter primarily reflects improvements in the deposit mix. The decrease from the prior year period primarily reflects the decline in short-term interest rates.

Non-Interest Income

Non-interest income was $3.0 million for the third quarter of 2026, an increase of $392,000 from the prior linked quarter and an increase of $427,000 from the prior year period. The increase from both the prior linked quarter and prior year period was primarily due to an increase in service charges on deposit accounts, partially offset by an increase in the unrealized loss on equity securities.

Non-Interest Expense

Non-interest expense was $49.5 million for the third quarter of 2026, a decrease of $2.3 million from the prior linked quarter and an increase of $3.7 million from the prior year period. The $2.3 million decrease from the prior linked quarter was primarily due to a decrease of $1.8 million in other operating expenses, a $1.1 million decrease in professional fees and a $946,000 decrease in technology costs, partially offset by a $1.7 million increase in deposit related program fees.

The $3.7 million increase from the prior year period was due primarily to a $4.1 million increase in compensation and benefits and a $1.8 million increase in deposit related program fees, partially offset by a $1.5 million decrease in technology costs and a $1.1 million decrease in the Federal Deposit Insurance Corporation (“FDIC”) assessment.

Income Tax Expense

The effective tax rate for the third quarter of 2026 was 29.5% compared to 31.1% for the prior linked quarter and 30.1% for the prior year period. The decline in the effective tax rate reflects the Company's initiation of an investment tax credit purchase program.

Asset Quality

The ratio of non-performing loans to total loans was 0.95% at September 30, 2026, compared to 0.91% at June 30, 2026 and 1.20% at September 30, 2025. The slight increase in the non-performing loan ratio from the prior linked quarter was primarily attributable to a single CRE loan being placed on non-accrual status. The decrease from the prior year period reflects the resolution and charge-off of a single CRE loan relationship and a single non-core C&I loan relationship.

The allowance for credit losses was $64.2 million at September 30, 2026, an increase of $2.2 million from June 30, 2026, and a decrease of $30.0 million from September 30, 2025. The increase from June 30, 2026 primarily reflects a modest increase in specific reserves and loan growth. The decrease from September 30, 2025 was primarily due to enhancements made to the Bank’s allowance for credit loss estimation process implemented in the first quarter of 2026, as well as the charge-off of the aforementioned previously reserved CRE loan relationship in the second quarter of 2026, partially offset by loan growth.

Conference Call

The Company will conduct a conference call at 9:00 a.m. ET on Wednesday, October 21, 2026, to discuss the results. To access the event by telephone, please dial 800-245-3047 (US), 203-518-9765 (INTL), and provide conference ID: MCBQ326 approximately 15 minutes prior to the start time (to allow time for registration).

The call will also be broadcast live over the Internet and accessible at MCB Quarterly Results Conference Call and in the Investor Relations section of the Company’s website at MCB News. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software.

For those unable to join for the live presentation, a replay of the webcast will also be available later that day accessible at MCB Quarterly Results Conference Call.

About Metropolitan Bank Holding Corp.

Metropolitan Commercial Bank (“MCB”) is a New York City–based, full-service commercial bank serving businesses, institutions, and individuals who value expertise, responsiveness, and long-term partnerships. Since 1999, MCB has built enduring client relationships, many spanning generations, by delivering consistent, relationship-driven banking.

The Bank provides a full suite of commercial, business, and personal banking solutions, with deep expertise in sectors including real estate, property management, legal services, healthcare, government, and global investors utilizing EB-5 financial solutions. MCB combines specialized capabilities with a highly personalized approach, offering integrated solutions such as title and escrow services, 1031 exchanges, and merchant acquiring.

MCB has received national recognition for its performance and innovation, including being named one of Newsweek’s Best Regional Banks in 2024 and 2025 and earning industry recognition for its lending performance and specialized commercial banking capabilities.

MCB operates full-service banking centers in Manhattan and Boro Park, Brooklyn, within New York City; Great Neck on Long Island; Lakewood, New Jersey; and in South Florida, including Miami, and West Palm Beach.

Metropolitan Commercial Bank is a New York State–chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender. The Bank’s parent company is Metropolitan Bank Holding Corp. (NYSE: MCB).

For more information, please visit the Bank’s website at MCBankNY.com.

Forward-Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook, business, share repurchases under the share repurchase program, dividend payments and statements related to the completion of the public offering of common stock and the use of proceeds from the public offering of common stock. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that are difficult to predict and are generally beyond our control and may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the following: the interest rate policies of the Federal Reserve and other regulatory bodies; an unexpected deterioration in the performance of our loan or securities portfolios; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; unexpected increases in our expenses; different than anticipated growth and our ability to manage our growth; global pandemics, or localized epidemics, could adversely affect the Company’s financial condition and results of operations; potential recessionary conditions, including the related effects on our borrowers and on our financial condition and results of operations; an unanticipated loss of key personnel or existing clients, or an inability to attract key employees; increases in competitive pressures among financial institutions or from non-financial institutions which may result in unanticipated changes in our loan or deposit rates; unanticipated increases in FDIC insurance premiums or future assessments; legislative, tax or regulatory changes or actions, which may adversely affect the Company’s business; impacts related to or resulting from regional and community bank failures and stresses to regional banks; changes in deposit flows, funding sources or loan demand, which may adversely affect the Company’s business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition or results of operation to be reported or perceived differently; general economic conditions, including unemployment rates, either nationally or locally in some or all of the areas in which the Company does business, or conditions in the securities markets or the banking industry being less favorable than currently anticipated; inflation, which may lead to higher operating costs; declines in real estate values in the Company’s market area, which may adversely affect our loan production; an unexpected adverse financial, regulatory, legal or bankruptcy event experienced by our non-bank financial service clients or critical technology service providers; system failures or cybersecurity breaches of our information technology infrastructure and/or confidential information or those of the Company’s third-party service providers; emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or clients; failure to maintain current technologies or technological changes that may be more difficult or expensive to implement than anticipated, and failure to successfully implement future information technology enhancements; the costs, including the possible incurrence of fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results; the current or anticipated impact of military conflict, terrorism or other geopolitical events; the successful implementation or consummation of new business initiatives, which may be more difficult or expensive than anticipated; the timely and efficient development of new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by clients; changes in consumer spending, borrowing or savings habits; the risks associated with adverse changes to credit quality; an unexpected failure to successfully manage our credit risk, nonperforming loan resolutions and the sufficiency of our allowance for credit losses; credit and other risks from borrower and depositor concentrations (e.g., by geographic area and by industry); difficulties associated with achieving or predicting expected future financial results; and the potential impact on the Company’s operations and clients resulting from natural or man-made disasters, wars, acts of terrorism, cyberattacks and pandemics, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Forward-looking statements speak only as of the date of this release. We do not undertake (and expressly disclaim) any obligation to update or revise any forward-looking statement, except as may be required by law.

Consolidated Balance Sheet (unaudited)

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in thousands)	2026	2026	2026	2025	2025
Assets
Cash and due from banks	$10,924	$10,253	$12,034	$12,086	$13,109
Overnight deposits	236,080	229,011	660,359	381,501	372,827
Total cash and cash equivalents	247,004	239,264	672,393	393,587	385,936
Investment securities available-for-sale	1,017,359	667,778	649,719	578,932	552,441
Investment securities held-to-maturity	464,744	415,041	347,868	356,627	376,447
Equity investment securities, at fair value	5,852	5,646	5,625	5,609	5,548
Total securities	1,487,955	1,088,465	1,003,212	941,168	934,436
Other investments	27,532	27,759	20,725	20,632	27,330
Loans, net of deferred fees and unamortized costs	7,533,879	7,328,903	7,046,547	6,810,233	6,781,703
Allowance for credit losses	(64,150)	(62,012)	(82,071)	(97,081)	(94,239)
Net loans	7,469,729	7,266,891	6,964,476	6,713,152	6,687,464
Other assets	238,700	236,304	183,318	187,177	199,264
Total assets	$9,470,920	$8,858,683	$8,844,124	$8,255,716	$8,234,430

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$1,791,652	$1,591,126	$1,539,553	$1,479,420	$1,382,345
Interest-bearing deposits	6,528,920	6,140,356	6,200,166	5,897,758	5,690,414
Total deposits	8,320,572	7,731,482	7,739,719	7,377,178	7,072,759
Federal funds purchased	—	—	—	—	125,000
Federal Home Loan Bank of New York advances	—	—	—	—	150,000
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Secured and other borrowings	15,914	15,938	15,975	10,975	17,355
Other liabilities	139,134	122,477	119,471	103,831	116,656
Total liabilities	8,496,240	7,890,517	7,895,785	7,512,604	7,502,390

Common stock	136	136	136	113	113
Additional paid in capital	591,979	588,133	584,524	405,565	403,708
Retained earnings	523,132	495,034	479,177	450,639	423,338
Accumulated other comprehensive gain (loss), net of tax effect	(54,636)	(39,044)	(39,233)	(39,739)	(41,852)
Treasury stock, at cost	(85,931)	(76,093)	(76,265)	(73,466)	(53,267)
Total stockholders’ equity	974,680	968,166	948,339	743,112	732,040
Total liabilities and stockholders’ equity	$9,470,920	$8,858,683	$8,844,124	$8,255,716	$8,234,430

Consolidated Statement of Income (unaudited)

	Three months ended			Nine months ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands, except per share data)	2026	2026	2025	2026	2025
Total interest income	$147,188	$140,938	$132,000	$423,058	$377,813
Total interest expense	49,579	50,490	54,689	149,092	159,903
Net interest income	97,609	90,448	77,311	273,966	217,910
Provision for credit losses	5,095	13,325	23,862	16,120	34,746
Net interest income after provision for credit losses	92,514	77,123	53,449	257,846	183,164

Non-interest income
Service charges on deposit accounts	2,590	2,229	2,047	7,093	6,351
Other income	364	333	480	1,004	2,437
Total non-interest income	2,954	2,562	2,527	8,097	8,788

Non-interest expense
Compensation and benefits	25,782	25,362	21,674	75,292	63,668
Bank premises and equipment	3,181	3,472	2,664	9,382	7,640
Professional fees	3,507	4,615	3,506	11,351	12,075
Technology costs	3,758	4,704	5,297	12,658	11,170
Deposit related program fees	8,635	6,892	6,800	22,326	16,954
FDIC assessments	900	1,290	1,972	4,040	7,938
Other expenses	3,727	5,467	3,881	12,643	12,180
Total non-interest expense	49,490	51,802	45,794	147,692	131,625

Net income before income tax expense	45,978	27,883	10,182	118,251	60,327
Income tax expense	13,541	8,660	3,063	35,165	18,087
Net income (loss)	$32,437	$19,223	$7,119	$83,086	$42,240

Earnings per common share:
Average common shares outstanding:
Basic	12,390,315	12,381,794	10,398,255	11,892,798	10,722,311
Diluted	12,570,904	12,515,939	10,587,402	12,026,178	10,846,871
Basic earnings (loss)	$2.62	$1.55	$0.68	$6.99	$3.94
Diluted earnings (loss)	$2.58	$1.54	$0.67	$6.91	$3.89

Loan Production, Asset Quality & Regulatory Capital

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
LOAN PRODUCTION (in millions)	$918.0	$718.9	$428.3	$510.9	$514.2

ASSET QUALITY (in thousands)
Non-performing loans:
Commercial real estate	$58,084	$53,307	$68,635	$75,408	$70,122
Commercial and industrial	11,262	11,262	—	8,989	8,989
One- to four- family	2,341	2,401	2,416	2,450	2,451
Consumer	—	—	—	37	—
Total non-performing loans	$71,687	$66,970	$71,051	$86,884	$81,562
Non-performing loans to total loans	0.95%	0.91%	1.01%	1.28%	1.20%
Allowance for credit losses	$64,150	$62,012	$82,071	$97,081	$94,239
Allowance for credit losses to total loans	0.85%	0.85%	1.16%	1.43%	1.39%
Charge-offs	$(3,463)	$(34,838)	$(12,455)	$—	$(3,858)
Recoveries	$112	$614	$14	$58	$72
Net charge-offs/(recoveries) to average loans (annualized)	0.18%	1.95%	0.73%	—%	0.22%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	11.5%	11.3%	11.6%	9.5%	9.8%
Metropolitan Commercial Bank	11.1%	11.1%	11.4%	9.1%	9.4%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	12.8%	12.9%	13.2%	10.7%	10.6%
Metropolitan Commercial Bank	12.6%	12.9%	13.1%	10.5%	10.4%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	13.1%	13.2%	13.4%	11.0%	10.9%
Metropolitan Commercial Bank	12.6%	12.9%	13.1%	10.5%	10.4%

Total Risk-Based:
Metropolitan Bank Holding Corp.	13.9%	14.0%	14.6%	12.3%	12.2%
Metropolitan Commercial Bank	13.5%	13.7%	14.3%	11.7%	11.7%

Performance Measures

	Three months ended			Nine months ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands, except per share data)	2026	2026	2025	2026	2025
Net income (loss) available to common shareholders	$32,437	$19,223	$7,119	$83,086	$42,240

Per common share:
Basic earnings (loss)	$2.62	$1.55	$0.68	$6.99	$3.94
Diluted earnings (loss)	$2.58	$1.54	$0.67	$6.91	$3.89
Common shares outstanding:
Period end	12,285,553	12,395,278	10,382,218	12,285,553	10,382,218
Average fully diluted	12,570,904	12,515,939	10,587,402	12,026,178	10,846,871
Return on:(1)
Average total assets	1.43%	0.86%	0.35%	1.26%	0.73%
Average equity	13.1%	8.0%	3.9%	12.0%	7.7%
Average tangible common equity(2), (3)	13.2%	8.1%	3.9%	12.1%	7.8%
Yield on average earning assets(1)	6.57%	6.35%	6.62%	6.45%	6.59%
Total cost of deposits(1)	2.49%	2.57%	2.98%	2.55%	3.03%
Net interest spread(1)	3.42%	3.13%	2.85%	3.25%	2.72%
Net interest margin(1)	4.36%	4.08%	3.88%	4.17%	3.80%
Net charge-offs as % of average loans(1)	0.18%	1.95%	0.22%	0.94%	0.08%
Efficiency ratio(4)	49.2%	55.7%	57.4%	52.4%	58.1%

(1) Ratios are annualized.

(2)	Determined by dividing net income by average tangible common equity.

(3)Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

(4)Determined by dividing total non-interest expense by total revenues.

Interest Margin Analysis

	Three months ended
	Sept. 30, 2026			Jun. 30, 2026			Sept. 30, 2025
	Average		Yield /	Average		Yield /	Average		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$7,331,185	$134,375	7.27%	$7,023,237	$125,642	7.18%	$6,690,695	$123,521	7.32%
Available-for-sale securities	759,093	6,318	3.30	727,655	5,984	3.30	626,434	4,224	2.68
Held-to-maturity securities	438,273	2,876	2.60	363,589	1,866	2.06	383,238	1,780	1.84
Equity investments	6,049	46	3.00	5,918	45	3.04	5,751	43	2.94
Overnight deposits	328,100	3,179	3.84	750,213	7,010	3.75	177,016	1,995	4.47
Other interest-earning assets	27,724	394	5.64	25,331	391	6.19	27,564	437	6.29
Total interest-earning assets	8,890,424	147,188	6.57	8,895,943	140,938	6.35	7,910,698	132,000	6.62
Non-interest-earning assets	179,637			155,960			128,891
Allowance for credit losses	(61,704)			(80,257)			(74,877)
Total assets	$9,008,357			$8,971,646			$7,964,712
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$6,079,932	47,972	3.13	$6,110,436	48,800	3.20	$5,340,340	49,856	3.70
Certificates of deposit	142,018	1,302	3.64	152,062	1,394	3.68	126,600	1,321	4.14
Total interest-bearing deposits	6,221,950	49,274	3.14	6,262,498	50,194	3.21	5,466,940	51,177	3.71
Borrowed funds	20,620	305	5.84	20,620	296	5.76	289,517	3,512	4.81
Total interest-bearing liabilities	6,242,570	49,579	3.15	6,283,118	50,490	3.22	5,756,457	54,689	3.77
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,626,652			1,583,067			1,354,163
Other non-interest-bearing liabilities	154,646			140,438			122,811
Total liabilities	8,023,868			8,006,623			7,233,431
Stockholders' equity	984,489			965,023			731,281
Total liabilities and equity	$9,008,357			$8,971,646			$7,964,712
Net interest income		$97,609			$90,448			$77,311
Net interest rate spread (3)			3.42%			3.13%			2.85%
Net interest margin (4)			4.36%			4.08%			3.88%
Total cost of deposits (5)			2.49%			2.57%			2.98%
Total cost of funds (6)			2.50%			2.57%			3.05%

(1)	Ratios are annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest-bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

	Nine months ended
	Sept. 30, 2026			Sept. 30, 2025
	Average		Yield /	Average		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$7,095,282	$382,611	7.21%	$6,461,679	$353,160	7.31%
Available-for-sale securities	713,284	17,284	3.24	603,841	11,523	2.55
Held-to-maturity securities	385,246	6,406	2.22	398,188	5,572	1.87
Equity investments	5,947	135	3.03	5,608	124	2.95
Overnight deposits	551,311	15,518	3.76	171,892	5,998	4.67
Other interest-earning assets	24,608	1,104	6.00	28,709	1,436	6.69
Total interest-earning assets	8,775,678	423,058	6.45	7,669,917	377,813	6.59
Non-interest-earning assets	145,924			133,116
Allowance for credit losses	(79,784)			(69,513)
Total assets	$8,841,818			$7,733,520
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$6,050,890	143,771	3.18	$5,073,383	$144,154	3.80
Certificates of deposit	159,412	4,428	3.71	128,856	4,024	4.18
Total interest-bearing deposits	6,210,302	148,199	3.19	5,202,239	148,178	3.81
Borrowed funds	21,286	893	5.61	326,954	11,725	4.79
Total interest-bearing liabilities	6,231,588	149,092	3.20	5,529,193	159,903	3.87
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,556,919			1,344,086
Other non-interest-bearing liabilities	126,869			128,004
Total liabilities	7,915,376			7,001,283
Stockholders' equity	926,442			732,237
Total liabilities and equity	$8,841,818			$7,733,520
Net interest income		$273,966			$217,910
Net interest rate spread (3)			3.25%			2.72%
Net interest margin (4)			4.17%			3.80%
Total cost of deposits (5)			2.55%			3.03%
Total cost of funds (6)			2.56%			3.11%

(1) Ratios are annualized.

(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest-bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following tables:

	Quarterly Data					Nine months ended
(dollars in thousands,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
except per share data)	2026	2026	2026	2025	2025	2026	2025
Average assets	$9,008,357	$8,971,646	$8,566,759	$8,319,679	$7,964,712	$8,841,818	$7,733,520
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible assets (non-GAAP)	$8,998,624	$8,961,913	$8,557,026	$8,309,946	$7,954,979	$8,832,085	$7,723,787

Average common equity	$984,489	$965,023	$828,131	$735,722	$731,281	$926,442	$732,237
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible common equity (non-GAAP)	$974,756	$955,290	$818,398	$725,989	$721,548	$916,709	$722,504

Total assets	$9,470,920	$8,858,683	$8,844,124	$8,255,716	$8,234,430	$9,470,920	$8,234,430
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible assets (non-GAAP)	$9,461,187	$8,848,950	$8,834,391	$8,245,983	$8,224,697	$9,461,187	$8,224,697

Common equity	$974,680	$968,166	$948,339	$743,112	$732,040	$974,680	$732,040
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value) (non-GAAP)	$964,947	$958,433	$938,606	$733,379	$722,307	$964,947	$722,307

Common shares outstanding	12,285,553	12,395,278	12,392,035	10,088,617	10,382,218	12,285,553	10,382,218
Book value per share (GAAP)	$79.34	$78.11	$76.53	$73.66	$70.51	$79.34	$70.51
Tangible book value per share (non-GAAP) (1)	$78.54	$77.32	$75.74	$72.69	$69.57	$78.54	$69.57

(1)	Determined by dividing tangible book value by common shares outstanding at period-end.

Explanatory Note

Some amounts presented within this document may not recalculate due to rounding.